Exhibit 99.1

GEX Management, Inc.'s PEO Collaborates with Leading Health Insurance Administrator to Bring Innovative and Affordable Health Care Options to Small Group Employers

NEW YORK, Aug. 1, 2018 /PRNewswire/ -- GEX Management, Inc. (GEX), a reporting public company (OTCBB symbol GXXM), and Endeavor Plus, Inc. (EPI), a full-service health insurance and benefit company, executed on July 27, 2018 a binding 'LETTER OF INTENT' to finalize, on and or before September 30, 2018, a timely strategic merger Agreement whereby EPI becomes a wholly-owned subsidiary of GEX.

EPI, a healthcare-related company which provides third-party insurance plan administration services, and GEX, a Dallas-based licensed Professional Employer Organization (PEO), have agreed on a plan to deliver comprehensive and cost-effective health insurance through various distribution channels.

Pat Dileo, EPI's CEO, stated that, "$377 billion in annual premiums is being paid by employers directly to insurance carriers. Expanding the distribution of health insurance through the PEO channel, especially to smaller/mid-sized group employers, helps simplify plan administration and helps create more competitive and cost-effective employee benefit plans.  In today's tight labor market, this is an imperative for many small businesses that compete for skilled labor."

GEX Management CEO, Carl Dorvil, further stated that, "PEO services are a tremendous resource that have a positive impact on the robust economy and continued economic growth. Adding health insurance along with the services of the PEO makes it even easier for employers to ensure the health and well-being of their employees."

"Due to skyrocketing insurance premiums and fewer plan choices, we are witnessing a decrease in the number of participants in ACA exchanges in this country, and we now see that Association Health Plans are being used to replace the exchanges," Dileo further stated. "This puts PEOs in an advantageous position to help small group employers attract and retain employees in a competitive labor market by providing affordable and manageable health insurance and voluntary benefits."

About Endeavor Plus

Endeavor Plus is a third-party administrator and a medical stop-loss reinsurance company that offers a specially-designed health plan that provides comprehensive major medical health insurance/stop-loss reinsurance with funded health savings accounts, various voluntary employee benefits and an open network of medical providers.

About GEX Management

GEX Management, Inc. is a licensed Professional Employer Organization (PEO) and a Professional Services Company providing comprehensive back-office services to clients including HR, Payroll, Risk & Compliance, Executive Consulting and provides progressive and complete solutions for employee management and operational needs.

Information on Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words "expects," "intends," "plans," "projects," "believes," "estimates," "likely," "possibly," "probably," "goal," "opportunity," "objective," "target," "assume," "outlook," "guidance," "predicts," "appears," "indicator" and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, GEX Management, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, profits, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates, and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.